UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. _______)

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

WILSHIRE BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3200 Wilshire Blvd.
Los Angeles, California 90010
(213) 387-3200

May 09, 2008

To the Shareholders of Wilshire Bancorp, Inc.:

It is with great pleasure that I extend a cordial invitation to attend the 2008 Annual Meeting of Shareholders of Wilshire Bancorp, Inc. to be held on June 11, 2008 at 10:00 a.m., local time, at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California 90005.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Shareholders and the attached Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

We look forward to seeing you at the Annual Meeting.

Very truly yours,

/s/ Joanne Kim

Joanne Kim
President and Chief Executive Officer
Wilshire Bancorp, Inc.

3200 Wilshire Blvd.
Los Angeles, California 90010
(213) 387-3200

May 09 2008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 11, 2008

The 2008 Annual Meeting of Shareholders of Wilshire Bancorp, Inc. will be held on June 11, 2008 at 10:00 a.m., local time, at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California 90005, for the following purposes:

1.
The election of four directors assigned to Class I of the Board of Directors of Wilshire Bancorp for three year terms expiring at the 2011 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2.	The approval and adoption of the Wilshire Bancorp, Inc., 2008 Stock Incentive Plan;

3.	To consider a shareholder proposal regarding the classification of our board of directors that may be presented at the meeting; and

4.	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on April 14, 2008 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share of Wilshire Bancorp common stock is entitled to one vote on all matters presented at the Annual Meeting.

Your vote is important. Whether or not you expect to attend the Annual Meeting in person, please vote by completing, signing and dating the enclosed proxy card and returning it promptly in the postage-paid reply envelope provided. The proxy is revocable by you at any time prior to its use at the Annual Meeting. If you are a holder of record, you may also cast your vote in person at the Annual Meeting. If you receive more than one proxy card because your shares are registered in different names or addresses, each proxy card should be signed and returned to ensure that all your shares will be voted at the Annual Meeting. If your shares are held at a brokerage firm or a bank, you must provide them with instructions on how to vote your shares.

By Order of the Board of Directors

/s/ Joanne Kim

Joanne Kim
President and Chief Executive Officer
Wilshire Bancorp, Inc.

Los Angeles, California
May 09, 2008

i

Option Exercises and Stock Vested	23

Pension Benefits	24

Non-Qualified Deferred Compensation	24

DIRECTOR COMPENSATION	24

Cash Compensation Paid to Board Members	24

HUMAN RESOURCES COMMITTEE REPORT	25

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	26

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26

Section 16(a) Beneficial Ownership Reporting Compliance	26

PROPOSAL NO. 2	27

APPROVAL OF 2008 STOCK INCENTIVE PLAN	27

Why We Are Asking for Stockholder Approval	27

If We Do Not Receive Stockholder Approval, We Will Not Implement the 2008 Stock Incentive Plan	27

Purpose of the 2008 Stock Incentive Plan	27

Description of the 2008 Stock Incentive Plan	27

Termination or Amendment of the Equity Incentive Plan	29

Federal Income Tax Consequences	29

Vote Required	30

Board Recommendation	30

PROPOSAL NO. 3 SHAREHOLDER PROPOSAL	30

Shareholder Resolution	31

Shareholder Supporting Statement	31

Board of Directors Statement in Opposition	31

OTHER MATTERS	33

SHAREHOLDER DIRECTOR NOMINATIONS AND OTHER PROPOSALS FOR THE NEXT ANNUAL MEETING OF SHAREHOLDERS	33

Consideration of Director Nominees	33

Consideration of Other Shareholder Proposals	34

NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT	34

APPROVAL OF THE BOARD OF DIRECTORS	35

ii

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON June 11, 2008

We are providing these proxy materials in connection with Wilshire Bancorp’s 2008 Annual Meeting of Shareholders. This proxy statement and the accompanying proxy card were first mailed to the shareholders on or about May 09, 2008. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my vote?

A:	The Board of Directors of Wilshire Bancorp is soliciting your vote at the 2008 Annual Meeting of Shareholders.

Q:	What is the purpose of the Annual Meeting?

A:
You will be voting on (i) the election of four directors assigned to Class I of the Board of Directors; (ii) a proposal to approve and adopt the Wilshire Bancorp, Inc., 2008 Stock Incentive Plan, or the “2008 Stock Incentive Plan;” and (iii) a shareholder proposal that may be presented at the annual meeting. We will also consider any other business that may properly come before the meeting.

We do not know of any other business to be presented at the annual meeting. Applicable rules and regulations provide that the person designated as proxy may vote in his or her discretion with respect to items of business with respect to which Wilshire did not have notice prior to March 16, 2008.

Q:	What are the Board of Director’s recommendations?

A:	The Board of Directors recommends a vote:

For the election of the four nominees for directors assigned to Class I of the Board of Directors;

For the approval of the 2008 Stock Incentive Plan; and

Against the shareholder proposal that may be presented at the annual meeting.

Q:	Who is entitled to vote at the Annual Meeting?

A:
The Board of Directors set April 14, 2008 as the record date for the Annual Meeting (the “record date”). All shareholders who owned Wilshire Bancorp common stock at the close of business on the record date may attend and vote at the Annual Meeting.

Q:	How many votes do I have?

A:
You will have one vote for each share of Wilshire Bancorp common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a shareholder of record and beneficial owner?

A:
Most shareholders of Wilshire Bancorp hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with Wilshire Bancorp’s transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by Wilshire Bancorp. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you request, complete and deliver a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Q.	How do I vote?

A.
Your vote is important. You may vote by mail or by attending the Annual Meeting and voting by ballot. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to our transfer agent, Computershare, in the postage-paid envelope provided.

Submitting your completed proxy card will not limit your right to vote at the Annual Meeting if you attend the meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by the Board of Directors.

Q.	How many votes can be cast by all shareholders?

A.
Each share of Wilshire Bancorp common stock is entitled to one vote on each matter presented to our shareholders. There is no cumulative voting in the election of directors. We had 29,391,177 shares of common stock outstanding and entitled to vote on the record date.

Q:	How many votes must be present to hold the Annual Meeting?

A:
A majority of Wilshire Bancorp’s outstanding shares as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf.

Q:	How many votes are required to elect directors?

A:
Directors are elected by a plurality of the votes cast. This means that the four individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Nominees do not need to receive a majority to be elected. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. Your shares will be counted for purposes of determining whether there is a quorum, but it will have no effect on the election of those nominees.

Q:	How many votes are required to approve the 2008 Stock Incentive Plan?

A:
If a quorum is present at the Annual Meeting, the vote of the holders of a majority of the outstanding shares of our common stock entitled to vote, present in person or represented by proxy, will be required to approve the 2008 Stock Incentive Plan.

Q:	How many votes are required to approve the shareholder proposal?

A:
If a quorum is present at the Annual Meeting, the vote of the holders of a majority of the outstanding shares of our common stock entitled to vote, present in person or represented by proxy, will be required to approve the shareholder proposal.

Q:	What if I do not vote for the items listed on my proxy card?

A:
If you hold shares in your name and you return your signed proxy card in the enclosed envelope but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors, or if no recommendation is given, in their own discretion.

If you are a beneficial owner and hold your shares in street name through a broker and do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the uncontested election of directors.

Q:	Can I change or revoke my vote after I return my proxy card?

A:
Yes. Even if you sign the proxy card in the form accompanying this proxy statement, you retain the power to revoke your proxy. You can revoke your proxy at any time before it is exercised by giving written notice to the Corporate Secretary of Wilshire Bancorp specifying such revocation.

Q:	What does it mean if I receive more than one proxy?

A:	It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy cards you receive.

Q:	Who can attend the Annual Meeting?

A:	All shareholders as of the record date, or their duly appointed proxies, may attend.

Q:	What do I need to bring to the Annual Meeting and when should I arrive?

A:
In order to be admitted to the Annual Meeting, a shareholder must present proof of ownership of Wilshire Bancorp stock on the record date. If your shares are held in the name of a bank, broker or other holder of record, a brokerage statement or letter from a bank or broker is an example of proof of ownership. Any holder of a proxy from a shareholder must present the proxy card, properly executed, to be admitted. Shareholders and proxy holders must also present a form of photo identification such as a driver’s license.

The Annual Meeting will be held at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California 90005. Admission to the Annual Meeting will be limited. In order to ensure that you are seated by the commencement of the Annual Meeting at 10:00 a.m. on June 11, 2008, we recommend you arrive early.

Q:	Who pays for the proxy solicitation and how will Wilshire Bancorp solicit votes?

A:
We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy material to beneficial owners of the shares. We may reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

Q:	How can I obtain a copy of Wilshire Bancorp’s 2007 Annual Report on Form 10-K?

A:
A copy of our 2007 Annual Report is being mailed with this proxy statement to each shareholder of record. Upon written request to the Corporate Secretary of Wilshire Bancorp, Inc., 3200 Wilshire Blvd., Los Angeles, California 90010, any shareholder may obtain a copy of our annual report on Form 10-K, including the financial statements and the financial statement schedules attached thereto, at no charge. Our annual report on Form 10-K is also accessible through our website at www.wilshirebank.com.

Q:	Is a list of shareholders available?

A:
The names of shareholders of record entitled to vote at the Annual Meeting will be available to shareholders entitled to vote at this meeting for ten days prior to the meeting for any purpose relevant to the meeting. This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m. (local time) at our principal executive offices at 3200 Wilshire Blvd., Los Angeles, California 90010. Please contact Wilshire Bancorp’s Corporate Secretary to make arrangements.

Q:	How do I find out the voting results?

A:
Preliminary voting results will be announced at the Annual Meeting, and the final voting results will be published in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2008, which we will file with the SEC.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

General

The Board of Directors has set the size of our board at 12 directors. Our articles of incorporation provide that the terms of office of the members of our Board of Directors be divided into three classes, Class I, Class II and Class III, the members of which serve for a staggered three-year term. The terms of the current Class I, Class II and Class III directors are set to expire at the Annual Meeting of Shareholders in 2008, 2009 and 2010, respectively. Four, three, and three directors currently serve in Class I, II, and III, respectively, meaning that there is currently a vacancy in each of Classes II and III.

Although there are currently vacancies on the Board, you may not vote for a greater number of persons than the number of nominees named in this proxy statement. The Board of Directors, along with the assistance of the Nominating and Corporate Governance Committee, has considered, and continues to consider, whether to fill the current vacancies on the Board. At this time, the Board of Directors has determined not to fill such vacancies. In the event such appointment is made, however, the newly appointed director will be elected by the Board to serve until the class to which he or she has been appointed is next up for re-election by our shareholders.

At the Annual Meeting, four directors comprising the Class I directors are to be elected. The Board of Directors has proposed the nominees listed below for election as Class I directors to serve until the 2011 Annual Meeting or until their successors are duly elected and qualified. All of the nominees listed below currently serve as Class I directors on our Board of Directors and all of the nominees were recommended for re-election by the Nominating and Governance Committee of our Board of Directors.

Unless otherwise specified in the accompanying form of proxy, proxies solicited hereby will be voted for the election of the nominees listed below. Each of the nominees has agreed to serve for a three-year term. If any of them should become unable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the proxies will be voted for the substitute nominee or nominees to be designated by the Board of Directors. If no substitute nominees are available, the size of the Board of Directors will be reduced.

There are no arrangements or understandings between Wilshire Bancorp and any person pursuant to which such person has been elected as a director.

Set forth below is certain information with respect to each nominee for election as a Class I director:

Name	Age	Position Held with Wilshire Bancorp
Steven Koh	62	Class I Director and Chairman of the Board
Gapsu Kim	52	Class I Director
Lawrence Jeon	41	Class I Director
Fred Mautner	78	Class I Director

Business Experience of Nominees

Steven Koh. Mr. Koh has served as a director of Wilshire State Bank since 1986, and as Chairman of Wilshire State Bank’s Board since 1993. Mr. Koh was appointed as a Director and Chairman of the Wilshire Bancorp Board upon Wilshire Bancorp’s formation in December 2003. In addition to his activities at Wilshire State Bank and Wilshire Bancorp, Mr. Koh has served as Chairman of Pacific Steel Corporation in Los Angeles since 1997 and Chairman of the Koh Charitable Foundation since 2005. Mr. Koh holds a B.S. degree in Business Administration from and was awarded an honorary doctorial degree in Business Administration in 2006 by Yonsei University.

Gapsu Kim. Mr. Kim has been a member of the Wilshire State Bank Board of Directors since March 2004, and was appointed to the Wilshire Bancorp Board as a Class I Director in connection with the holding company reorganization in August 2004. Mr. Kim has served as the Chairman of Illisis Inc., an intelligent video surveillance design and manufacturer, since 2006. Previously, he served as the Chief Executive Officer of Investrade Industries Corporation, an export and general trading company, from 1999 to 2006. Mr. Kim holds a B.A. degree from Yonsei University.

Lawrence Jeon. Mr. Jeon was appointed as a member of the Wilshire State Bank Board of Directors and the Wilshire Bancorp Board as a Class I Director in December 2007. Mr. Jeon is a Certified Public Accountant and Partner/Owner of Lawrence Jeon & Company, a consulting firm that specializes in tax savings plans, audit services and financial planning. Jeon holds a B.A. degree in Economics and Business from the University of California at Los Angeles and M.S. in Taxation from Golden Gate University.

Fred Mautner. Mr. Mautner has served as a member of Wilshire State Bank’s Board of Directors since 1981, and was appointed a Class I Director of Wilshire Bancorp in connection with the holding company reorganization in August 2004. Formerly, Mr. Mautner practiced as a Certified Public Accountant. Mr. Mautner holds a B.S. degree in Finance and a J.D. from the University of California at Los Angeles.

Vote Required

Directors are elected by a plurality of the votes cast. This means that the four individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Nominees do not need to receive a majority to be elected.

Board Recommendation

The Board of Directors recommends that shareholders vote FOR the election of the four nominees for directors assigned to Class I of the Board of Directors.

Other Directors and Executive Officers

The following table sets forth information concerning our Class II and Class III directors, as well as our executive officers:

Name	Age	Position Held with Wilshire Bancorp
Mel Elliot	82	Class II Director
Richard Lim	75	Class II Director
Harry Siafaris	75	Class II Director
Kyu-Hyun Kim	73	Class III Director
Young Hi Pak	59	Class III Director
Joanne Kim	53	Class III Director, President and Chief Executive Officer
Sung Soo Han	50	Chief Lending Officer and Executive Vice President
Alex Ko	41	Chief Financial Officer and Senior Vice President
Elaine Jeon	47	Deputy Chief Financial Officer and Senior Vice President

Mel Elliot. Mr. Elliot has served as a member of the Wilshire State Bank Board of Directors since 1981, and was appointed a Class II Director of Wilshire Bancorp in connection with the holding company reorganization in August 2004. In 2004, Mr. Elliot founded Elliot Manhattan, LLC, a real estate development company of which he is the sole owner. Mr. Elliot is a graduate of the Bentley School of Accounting and Finance in Boston, Massachusetts.

Richard Lim. Mr. Lim has served as a member of the Wilshire State Bank Board of Directors since 1981, and was appointed a Class II Director of Wilshire Bancorp in connection with the holding company reorganization in August 2004. Mr. Lim has been the owner and manager of High Society Tailor since 1968. Mr. Lim took business courses at Pacific State University for two years.

Harry Siafaris. Mr. Siafaris has served as a member of Wilshire State Bank Board of Directors since 1980, and was appointed a Class II Director of Wilshire Bancorp in connection with the holding company reorganization in August 2004. Mr. Siafaris has owned and operated Astro Restaurant since 1981 and Jan’s Restaurant since 1984. Mr. Siafaris is also a real estate investor.

Kyu-Hyun Kim. Mr. Kim has served as a member of the Wilshire State Bank Board of Directors since 1994, and was appointed a Class III Director of Wilshire Bancorp in connection with the holding company reorganization in August 2004. Mr. Kim formerly served as President and Chief Executive Officer of KEI Trading Co, Inc. Mr. Kim holds a B.A. degree from the Seoul National University College of Law.

Young Hi Pak. Ms. Pak has served as a member of the Wilshire State Bank Board of Directors since 1994, and was appointed as a Class III Director of Wilshire Bancorp in connection with the holding company reorganization in August 2004. Ms. Pak has served as Vice President and Controller of Eden Marketing Corporation, an import/export company, since 1982, and Vice President of Eden Restaurant Supply since 2002. Ms. Pak holds a B.S. degree from Young-Nam University.

Joanne Kim. Ms. Kim served as Senior Vice President and Chief Lending Officer of Wilshire State Bank from August 1999 until March 2008, when she was promoted to Executive Vice President of Wilshire Bancorp in March 2005. Ms. Kim was appointed Interim President and Chief Executive Officer in January, 2008 and was promoted to permanent President and Chief Executive Officer and appointed as a Class III director, effective April 1, 2008. Previously, she served as Senior Vice President and Branch Manager of Hanmi Bank from 1995 until 1999. Ms. Kim holds a B.A. degree from Korea University.

Sung Soo Han. Mr. Han has served as Chief Lending Officer of the Bank and Executive Vice President for the Company.  Mr. Han has been Senior Vice President and Manager of the Bank SBA Department since May 2000, and was promoted to Executive Vice President of the Bank in March 2005. Mr. Han was appointed as Executive Vice President of Wilshire Bancorp in January 2006. Previously, he served as Senior Vice President and SBA Department Manager of Hanmi Bank from 1991 until 2000. Mr. Han holds a B.A. degree from Yonsei University.

Alex Ko. Mr. Ko was appointed Senior Vice President and Chief Financial Officer of Wilshire Bancorp effective April 7, 2008. Mr. Ko, a Certified Public Accountant, has been in Financial Services Practice for the past 12 years with KPMG in Los Angeles, California. Mr. Ko holds a Masters degree in Accounting from the University of Southern California.

Elaine Jeon. Ms. Jeon has been Senior or First Vice President and Controller of Wilshire State Bank since April 2004, and was appointed as Senior Vice President and Interim Chief Financial Officer in November, 2007. Effective April 7, 2008, Ms. Jeon was promoted to Deputy Chief Financial Officer and Controller. Previously, Ms. Jeon served the Company as Vice President or First Vice President and Accounting Manager from October, 1999 through her promotion to Controller in April 2004. Ms. Jeon holds a B.A. degree from California State University with a major in Accounting in 1989 and passed the California CPA exam in 1997.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to having sound corporate governance principles, both at the holding company level and at Wilshire State Bank. Such principles are essential to running our business efficiently and to maintaining our integrity in the marketplace. We have adopted a set of Corporate Governance Guidelines that embodies these principles. Wilshire Bancorp and Wilshire State Bank have also adopted a Personal and Business Code of Conduct that applies to all officers, directors, employees and consultants, in accordance with the applicable NASDAQ rules. In addition, our Chief Executive Officer and all senior financial officers, including the Chief Financial Officer, are bound by a separate Code of Professional Conduct for the Chief Executive Officer and Senior Financial Officers that complies with Item 406 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and with the applicable NASDAQ rules. Our Corporate Governance Guidelines, Personal and Business Code of Conduct, and Code of Professional Conduct for the Chief Executive Officer and Senior Financial Officers are posted on our Internet website (www.wilshirebank.com) under the Investor Relations page.

Board Independence

Our Board of Directors has determined that each of our current directors, except Ms. Kim, is independent under the applicable NASDAQ rules.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all shareholders. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy and experience in the context of our needs and the needs of the Board of Directors.

Independent Director Meetings

At least twice a year, the independent members of our Board of Directors meet separately from the full Board of Directors and outside the presence of our management in executive session. The Board of Directors held twelve such executive sessions during the fiscal year 2007.

Shareholder Communications with Our Board of Directors

Our Board of Directors has established a process for shareholders to communicate with the Board of Directors or with individual directors. Shareholders who wish to communicate with our Board of Directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at 3200 Wilshire Blvd., Los Angeles, California 90010. Any such communication must contain:

•	a representation that the shareholder is a beneficial owner of our capital stock;

•	the name and address of the shareholder sending such communication; and

•	the class and number of shares of our capital stock that are beneficially owned by such shareholder.

The Corporate Secretary will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

Board Committees Composition

The Board of Directors has established the following committees: Audit, Nominations and Corporate Governance, and Human Resources. Each of our directors also serves on the Board of Wilshire State Bank.

The membership during 2007 and the function of each of the committees are described below. Our Board of Directors generally meets in conjunction with the monthly meetings of the Board of Directors of Wilshire State Bank. During the fiscal year 2007, our Board held fourteen meetings and the Wilshire State Bank Board held eighteen meetings. Each director attended at least 75% of the total of all Board and applicable committee meetings. Directors are encouraged to attend annual meetings of our shareholders, although we have no formal policy on director attendance at annual shareholders’ meetings. All directors attended the last annual meeting of our shareholders.

Committees of Wilshire Bancorp

Audit Committee

Our Board of Directors has established an Audit Committee to assist the Board in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of independent auditors and our internal audit function, and risk assessment and risk management. The duties of the Audit Committee include:

•	appointing, evaluating and determining the compensation of our independent auditors;

•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;

•	reviewing disclosure controls and procedures, internal control over financial reporting, the internal audit function and corporate policies with respect to financial information;

•	reviewing other risks that may have a significant impact on our financial statements;

•	preparing the Audit Committee report for inclusion in the annual proxy statement;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters;

•	evaluating annually the Audit Committee charter.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

Our Board of Directors has adopted a written charter for the Audit Committee meeting applicable standards of the SEC and NASDAQ. The members of the Audit Committee are Kyu-Hyun Kim, Fred Mautner, and Lawrence Jeon. Mr. Mautner serves as Chairman of the Audit Committee. The Audit Committee meets regularly and held eleven meetings during fiscal year 2007.

The Board of Directors has determined that each of the members of the Audit Committee satisfies the independence and other composition requirements of the SEC and NASDAQ. Our Board has determined that Mr. Mautner qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and has the requisite accounting or related financial expertise required by applicable NASDAQ rules. Mr. Mautner formerly practiced as a Certified Public Accountant.

A copy of our Audit Committee charter can be found on our Internet website (www.wilshirebank.com) under the Investor Relations page.

Human Resources Committee

Our Human Resources Committee makes recommendations to our Board relating to compensation of our Chief Executive Officer and other executive officers, approves an annual report on executive compensation for inclusion in this annual proxy statement, and provides general oversight of compensation structure. Other specific duties and responsibilities of the Human Resources Committee include:

•	reviewing and approving objectives relevant to executive officer compensation;

•	evaluating performance and determining the compensation of our executive officers in accordance with those objectives;

•	reviewing employment agreements for executive officers and making recommendations to the Board of Directors concerning such employment agreements; and

•	evaluating human resources and compensation strategies.

Our Board of Directors has not adopted a written charter for our Human Resources Committee. The Human Resources Committee is composed of six directors, Harry Siafaris, Young Hi Pak, Steven Koh, Gapsu Kim, Kyu-Hyun Kim, and Richard Lim, each of whom the Board has determined is independent under applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Service. Mr. Siafaris serves as the Committee’s Chairman. The Human Resources Committee held five meetings during the fiscal year 2007.

Nominations and Corporate Governance Committee

Our Board has established a Nominations and Corporate Governance Committee for the purpose of reviewing all Board-recommended and shareholder-recommended nominees, determining each nominee’s qualifications and making a recommendation to the full Board as to which persons should be our Board’s nominees. Our Board has adopted a written charter for the Nominations and Corporate Governance Committee, a copy of which is posted on our website (www.wilshirebank.com) under the Investor Relations page. This Committee is composed of five directors, Kyu-Hyun Kim, Fred Mautner, Steven Koh, Harry Siafaris, and Richard Lim, each of whom the Board has determined is independent under the NASDAQ rules. Mr. Kim serves as the Committee’s Chairman. The Nominations and Corporate Governance Committee held two meetings during the fiscal year 2007. The duties and responsibilities of the Nominations and Corporate Governance Committee include:

•	identifying and recommending to our Board individuals qualified to become members of our Board and to fill vacant Board positions;

•	recommending to our Board the director nominees for the next annual meeting of shareholders;

•	recommending to our Board director committee assignments;

•	recommending to the Board the compensation for our directors;

•	reviewing and evaluating succession planning for our Chief Executive Officer and other executive officers;

•	monitoring the continuing education program for our directors; and

•	evaluating annually the Nominations and Corporate Governance Committee charter.

Our Board of Directors believes that it is necessary that the majority of our Board of Directors be comprised of independent directors and that it is desirable to have at least one audit committee financial expert serving on the Audit Committee. The Nominations and Corporate Governance Committee considers these requirements when recommending Board nominees. Our Nominations and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Our Nominations and Corporate Governance Committee will regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or other circumstances. When considering potential director candidates, the Nominations and Corporate Governance Committee also considers the candidate’s character, judgment, age, skills, including financial literacy, and experience in the context of our needs, the needs of Wilshire Bancorp and the existing directors. While the Nominations and Corporate Governance Committee has the authority to do so, we have not, as of the date of this proxy statement, paid any third party to assist in identifying and evaluating Board nominees.

Our Board of Directors has established a procedure whereby our shareholders can nominate potential director candidates. The Nominations and Corporate Governance Committee will consider director candidates recommended by our shareholders in a similar manner as those recommended by members of management or other directors, provided the shareholder submitting such nomination has complied with procedures set forth in our amended and restated bylaws. See “Shareholder Director Nominations and Other Proposals for the Next Annual Meeting of Shareholders- Consideration of Director Nominees,” for additional information regarding shareholder nominations of director candidates.

No candidate for election to our Board has been recommended within the preceding year by a beneficial owner of 5% or more of our common stock who is not also a director of the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

In accordance with its written charter, which was approved in its current form by the Board of Directors on August 25, 2004, the Audit Committee assists the Board in, among other things, oversight of our financial reporting process, including the effectiveness of our internal accounting and financial controls and procedures, and controls over the accounting, auditing, and financial reporting practices.

Our Board of Directors has determined that all three members of the Audit Committee meet the independence and experience requirements under the NASDAQ marketplace rules.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, the system of internal controls and procedures designed to insure compliance with accounting standards and applicable laws and regulations. Our independent auditors are responsible for auditing the financial statements. The Audit Committee’s responsibility is to monitor and review these processes and procedures. In accordance with the Audit Committee Charter, the Audit Committee acts only in an oversight capacity and relies, without independent verification, on the information provided to the Committee and on the representations made by management that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of our independent registered public accounting firm that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

The Audit Committee recommended the engagement of Deloitte & Touche LLP as our independent registered accounting firm for fiscal year 2007.

During fiscal 2007, the Audit Committee had eleven meetings. The Audit Committee’s regular meetings were conducted so as to encourage communication among the members of the Audit Committee, management, the internal auditors, and our independent registered public accounting firm, Deloitte & Touche LLP. Among other things, the Audit Committee discussed with our internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee separately met with each of our internal auditors and independent registered public accounting firm, with and without management, to discuss the results of their examinations and their observations and recommendations regarding our internal controls. The Audit Committee also discussed with our independent registered public accounting firm all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114 (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2007 with management, the internal auditors, and our independent registered public accounting firm. Management’s discussions with the Audit Committee included a review of critical accounting policies.

The Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between us and our auditors that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent registered public accounting firm any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee has reviewed and approved the amount of fees paid to Deloitte & Touche for audit and non-audit services. The Audit Committee concluded that the provision of services by Deloitte & Touche is compatible with the maintenance of Deloitte & Touche’s independence.

At five of its eleven meetings during 2007, the Audit Committee met with members of senior management and the independent registered public accounting firm to review the certifications provided by the Chief Executive Officer and Chief Financial Officer under the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC and the overall certification process. At these meetings, company officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in internal control over financial reporting.

Based on the above-mentioned review and discussions with management, the internal auditors and the independent registered public accounting firm, and subject to the limitations on our role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors

Fred Mautner (Chairman)
Kyu-Hyun Kim
Lawrence Jeon

Dated: April 2, 2008

PRINCIPAL AUDITOR FEES AND SERVICES

Our Audit Committee has appointed Deloitte & Touche LLP as our independent auditors for the fiscal years ended December 31, 2007 and 2006. Representatives of Deloitte & Touche are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following table shows the fees paid or accrued by us for the audit and other services provided by Deloitte & Touche for fiscal 2007 and 2006.

	2007	2006

Audit Fees	$650,000	$580,000
Tax Fees	53,500	49,000
Total	$703,500	$629,000

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the independent registered public accounting firm for the audit of our annual financial statements and review of financial statements included in our Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to ensure that they do not impair the auditors’ independence. The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 14, 2008  by (1) each shareholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) each of the persons named in the Summary Compensation Table appearing later in this proxy statement (the “Named Executive Officers”), and (4) all of our directors and Named Executive Officers as a group.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or dispositive power and options that are currently exercisable or exercisable within 60 days (listed below as “Vested Option Shares”). Each director, officer or 5% or more shareholder known to us, as the case may be, has furnished to us information with respect to beneficial ownership. Except as otherwise indicated in the footnotes to this table, we believe that the beneficial owners of common stock listed below, based on information each of them has provided to us, have sole voting and dispositive power with respect to their shares.

The table lists applicable percentage ownership based on 29,391,177 shares of common stock outstanding as of April 14, 2008. Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 14, 2008 are deemed outstanding for the purpose of calculating the percentage ownership of the person holding these options, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise noted, the address for each shareholder listed below is: c/o Wilshire Bancorp, Inc., 3200 Wilshire Blvd., Los Angeles, California 90010.

		Common Stock Beneficially Owned (1)
Beneficial Owner	Shares Beneficially Owned(a)	Vested Option Shares(b)	Total (a) & (b)	Percentage of Shares Beneficially Owned

Greater than 5% Shareholders
Steven Koh	5,755,407		5,755,407	19.56%
Directors and Named Executive Officers:
Mel Elliott	738,860		738,860	2.51%
Gapsu Kim	256,100		256,100	0.87%
Kyu-Hyun Kim	550,320		550,320	1.87%
Richard Y. Lim	558,494		558,494	1.90%
Fred F. Mautner	1,086,728		1,086,728	3.69%
Young H. Pak	647,572		647,572	2.20%
Harry Siafaris	394,126		394,126	1.34%
Lawrence Jeon(2)	7,000		7,000	0.03%
Joanne Kim(3)	64,560	12,400	76,960	0.26%
Sung Soo Han	61,600	14,560	76,160	0.26%
Elaine Jeon(4)	14,820	5,600	20,420	0.07%
All executive officers and directors as a group (12)	10,135,587	32,560	10,168,147	34.56%

(1)
Except as otherwise noted, may include shares held by such person’s spouse (except where legally separated) and minor children, and by any other relative of such person who has the same home; shares held in “street name” for the benefit of such person; shares held by a charitable, family or living trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person is the sole beneficiary.

(2)	Lawrence Jeon joined a member of Board of Directors on December 12, 2007.
(3)	Joanne Kim was appointed Class III Director, President and Chief Executive Officer on April 1, 2008.
(4)	Elaine Jeon was the interim CFO and SVP from November 2007 until April 7, 2008. She was appointed Deputy CFO and Controller effective April 7, 2008.

    COMPENSATION DISCUSSION & ANALYSIS

The HR Committee of our Board of Directors oversees our compensation programs. Our compensation programs include programs designed specifically for the Company’s executive officers who are named in the Summary Compensation Table appearing later in this Proxy Statement (collectively referred to as the “Named Executive Officers”). In this Compensation Discussion and Analysis section of the Proxy Statement, the terms “we,” “our,” “us,” refer to the Company and, when the context requires, to such executive officers.

The Board of Directors established the HR Committee to, among other things, review and recommend the compensation levels of Named Executive Officers, evaluate the performance of Named Executive Officers and consider senior management succession issues and related matters of the Company.

In accordance with the Marketplace Rules of the NASDAQ Stock Market, Inc., the HR Committee is composed entirely of independent, non-management members of the Board of Directors. No HR Committee member participates in any of the Company’s employee compensation programs and none of the HR Committee members have any material business relationships with the Company.

Executive Officer Compensation Program

Compensation Program Philosophy

The Company’s practice has generally been not to provide employment contracts to any of its executive officers. However, in an exception to this practice, the Company has typically provided an employment agreement for the President and CEO of the Company, including Mr. Min until his retirement in December 2007 and Ms. Kim upon her appointment as permanent President and CEO in March 2008. The terms of these employment agreements are discussed later in this Proxy Statement. Additional or other employment contracts would be considered by the HR Committee and the Board of Directors only when they were considered necessary and beneficial to the Company.

The Company’s compensation philosophy is to attempt to directly link executive compensation to continuous improvements in corporate performance, achievement of specific operation, financial and strategic objectives, and increases in shareholder value. The HR Committee reviews the compensation packages of the Named Executive Officers, taking into account factors which it considers relevant, such as business conditions within and outside the industry, the Company’s financial performance, the market composition for executives of similar background and experience, and the performance of the executive officer under consideration.

Compensation Program Objectives and Rewards

The primary goal of the Company’s compensation program is to attract, motivate, and retain executives capable of leading the Company in achieving its business objectives. Our HR Committee and Board of Directors believes that compensation should:

•
to the extent of incentive or bonus compensation, relate to the value created for shareholders by being tied to the financial performance and condition of the Company and each executive officer’s contribution thereto;

•	reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of Company;

•
help to attract and retain the most qualified individuals available by being competitive in terms of compensation paid to persons having similar responsibilities and duties in other companies in the same and closely-related industries; and

•	reflect the qualifications, skills, experience and responsibilities of each executive officer.

The Company uses a compensation framework with multiple payment components to balance various short-term and long-term objectives. We believe the framework rewards our executive officers for favorable financial performance of the Company over the longer term, while also recognizing that our executive officers have shorter term needs to maintain a reasonable lifestyle. For example, the HR Committee views base salary and perquisites as a means to provide some degree of security to each executive at the base threshold level of compensation, to provide such executives with a reasonable standard of living and a base wage at a level comparable to our peers, and to encourage the executives’ day to day productivity. On the other hand, the HR Committee views annual cash incentives as motivation for our executives to focus on the Company’s annual goals; and it views longer term incentives such as equity awards, including stock option grants, as a means to motivate our executives to focus on longer term strategic goals that will drive value for all the Company’s shareholders and, accordingly, also reward the executives for helping the Company achieve these longer term strategic goals.

Compensation Program Oversight and Implementation

The HR Committee, which is composed of ten independent directors, is responsible for performing compensation committee functions, as provided under the rules of the SEC and NASDAQ, including the review and recommendation to the Board of Directors of the compensation of the Named Executive Officers. The HR Committee exercises independent discretion in respect of executive compensation matters, subject to review and approval of their recommendations on such matters by the Board of Directors.

To carry out the compensation program process, the HR Committee meets once at the beginning of the fiscal year to determine the salary for each Named Executive Officer. Salary is predominantly based upon the Named Executive Officer’s salaries in previous years. However, the HR Committee also considers several other factors when determining salary and other compensation for the Named Executive Officers. Some of those factors are: (a) leadership; (b) performance compared to the financial and strategic goals for each Named Executive Officer; (c) nature, scope and level of responsibilities; and (d) contribution to the Company’s financial results in previous periods. And, with respect our President and CEO, the HR Committee has also of course considered the terms of any employment agreement governing the base salary for these positions. Because the HR Committee has not formally or historically applied any specific weighting to the various factors considered, the HR Committee ultimately uses its own judgment and expertise in determining appropriate base salary levels that meet the Company’s overall objectives. The HR Committee then compares its initial view with information it has gathered on comparable executives in the Peer Group (discussed below) and makes any adjustments it believes are necessary to reflect changing market conditions that are witnessed in the Peer Group.

Throughout the course of the year, the HR Committee may meet several additional times to re-evaluate an individual’s performance and the Company’s performance. Although adjustments may be made for one or more individuals with respect to any component of compensation, including salary, the HR Committee has not typically adjusted salaries during these considerations; rather, the HR Committee has typically considered at these meetings payment of short-term incentive awards in the form of bonus payments. A portion of incentive bonuses are paid to all employees in the summer and the winter, except the CEO. They are based on an individual’s contribution to the financial performance of the Company.

In the spring of each year, the HR Committee meets and reviews the overall performance of the Company and each Named Executive Officer for the previous fiscal year, in order to determine whether payment to the Named Executive Officers of an annual bonus is appropriate. In making its determination, the HR Committee is mindful of the fact that the annual bonus of the President and CEO is typically set as part of his or her employment agreement. With respect to each of the Company’s other Named Executive Officers, any such annual bonus is wholly discretionary based upon such review of the Company’s and the individual’s performance by the HR Committee. At this same time, the HR Committee generally also determines whether the Named Executive Officers and other key officers will receive stock option grants, or other equity grants, which the HR Committee believes will link the achievement of longer term strategic and financial goals for the Company, as well as longer term individual performance, resulting in greater value for all the Company’s shareholders.

Review of Named Executive Officers Performance

At its first meeting in each fiscal year, annual reviews of the Named Executive Officers are presented to the HR Committee by our CEO for its consideration. The HR Committee takes into account these annual reviews, as well as other information its deems relevant (including generally the Peer Group and Industry data analyses detailed below) in making recommendations to the Board of Directors regarding each Named Executive Officer’s compensation. Our Board of Directors makes all final compensation decisions for Named Executive Officers, including salary and bonus payments, as well as stock option grants. Ms. Joanne Kim, who is a director and also our CEO, abstains from discussion and voting on stock option grants and also on matters relating to her own compensation package. With respect to each decision by the Board of Directors regarding compensation of the Named Executive Officers discussed in this Proxy Statement, unless noted otherwise herein, the Board of Directors determined to accept the recommendations of the HR Committee with respect to such matters.

Role of Named Executive Officers in Compensation Decisions

The HR Committee works with each Named Executive Officer to review each element of his or her compensation. In each case, several factors, such as the scope of responsibilities and experience, are taken into account and balanced against the HR Committee’s view of competitive salary levels. The HR Committee also reviews the CEO’s annual performance evaluation of each Named Executive Officer, including each executive’s contribution and performance over the past year, strengths, weaknesses, development plans and succession plans. Although the CEO and other Named Executive Officers participate in discussions with the HR Committee regarding their respective compensation, all deliberations by and voting on recommendations from the HR Committee with respect to the compensation of the CEO are done outside the presence of the CEO

Peer Group and Compensation Targets

In order to ensure the Company’s overall compensation program for our Named Executive Officers is competitive, the HR Committee reviews the compensation programs of three financial services organizations that are viewed by the HR Committee as directly competing banks (the “Peer Group”), as well as those of the banking industry published by the California Department of Financial Institutions and California Bankers Association (the “Industry” data). The Peer Group is used to guide executive compensation levels against community banks that have executive positions with responsibilities similar in scope and have the business network that compete with the Company for executive talent.

Below is a table showing the comparable financial institutions in the Peer Group. The Peer Group includes three direct competitors which are publicly-traded community bank holding companies located in the same metropolitan areas as the Company: Hanmi Financial Corporation, Nara Bancorp., and Center Financial Corporation. In order to remain consistent from year to year, we expect that the HR Committee will use this type of Peer Group analysis as part of our annual marketplace study. On the other hand, because some of the specific financial institutions included in the Peer Group may change their size, relevance or other pertinent factors, the Peer Group could include new or different companies in the future. On a broader scale, the Industry data includes data published by the California Department of Financial Institutions, by the California Bankers Association and by Carpenters and Company, and is based on a large pool of financial institutions operating within the State of California. The Peer Group maintains branch network in areas with large number ethnic minority groups such as Los Angeles, New York, Chicago and Dallas metropolitan areas. The HR Committee reviews the data of the Peer Group and the Industry in general (collectively referred to as the “Survey Data”) in order to gauge whether it believes that the overall compensation of the Named Executive Officers is competitive. While the Industry data is generally considered relevant by the HR Committee to its recommendation process, the HR Committee considers the Peer Group data to be the most relevant comparative data in its recommendation process. The following table outlines some key attributes of our Peer Group.

Peer Group Table(1)

(in thousand)
	Revenues($)	Net Income($)	Total Assets($)	Market Cap($)	Return on Average Equity(2)
Wilshire	103,934	26,806	2,196,705	229,638	16.33%
Hanmi	192,209	(60,520)	3,983,746	395,321	-12.28%
Nara	119,778	33,199	2,423,410	305,680	16.21%
Center	91,118	21,943	2,080,663	201,639	14.33%

(1)	All financial information in the table above is as of December 31, 2007.
(2)
Return on Average Equity, or ROAE, is calculated by dividing 2007 net income for each company by 2007 average equity for each company. Source of information for Hanmi, Nara and Center is from the annual report of each bank.

Compensation Program Elements for 2007

For 2007, the HR Committee determined that the overall compensation program for the Named Executive Officers, including the benefits program, should consist of the following: (a) base salaries; (b) short-term and annual incentive bonus payments; (c) long-term incentive compensation through stock options grants; and (d) health, welfare, and survivor income benefits.

Base Salaries

In 2007, the HR Committee met twice to discuss, deliberate and vote on recommendations for the salaries of the Named Executive Officers. Mr. Min’s salary was kept at $250,000 based on his then-existing employment agreement, which was renegotiated in 2006, and a review of the Survey Data that indicated that such salary was competitive with those institutions in the Survey Data. Likewise, the HR Committee determined that the salaries of the NEOs were competitive with the peer banks’ Survey Data. The HR Committee also met to discuss the salary level of Ms. Kim when she was promoted to interim Chief Executive Officer and President, upon the retirement of Mr. Min effective December 31, 2007, and of Ms. Jeon when she was promoted to interim Chief Financial Officer upon the resignation of Mr. Cho effective November 30, 2007. In each case, the HR Committee determined to recommend to the Board of Directors that their current salaries remain the same until the search for a permanent Chief Executive Officer and permanent Chief Financial Officer had concluded. At the conclusion of search, when Ms. Kim was named as our permanent President and Chief Executive Officer, the HR Committee met and decided that her salary should be increased to $260,000, $270,000, and $280,000, for the upcoming 3 years.

When considering the base salary of the Named Executive Officers, in addition to the Survey Data, the following factors, among others, were considered for 2007: (a) meet earnings per share and profit after tax goals; (b) increase in Loan and Deposit portfolios; (c) development of expansion strategy to the East Coast and successful implementation of the strategy; (d) successful management of personnel; and (e) successful completion of the financial audit and regulatory examinations.

Incentive Bonus Payments

The Company typically pays two types of incentive bonus payments to the Named Executive Officers, each of which is generally discretionary in nature. The first is the short-term bonus, which is part of an overall summer and winter bonus pool (discussed earlier) recommended to be set aside for all employees. The second is a longer term, annual bonus paid in the early part of the following fiscal year, based on the annual performance of the Company and the individual performance of the individual Named Executive Officer. The payment and amount of these two bonuses is wholly discretionary in nature, except to the extent the annual bonus of the President and CEO is governed by the terms of his or her employment agreement. In early 2008, the HR Committee recommended that the Company pay $6,125, $5,542, and $4,229 in annual incentive bonus payments for the then-exiting Named Executive Officers based on the 2007 performances of Ms. Kim, Mr. Han, and Ms. Jeon, respectively. Additionally, Ms. Kim, Mr. Han and Ms. Jeon received $16,000, $28,000, and $18,813 in bonus payments paid as part of the general summer and winter bonuses of 2007. Mr. Cho was not eligible to receive an annual bonus payment due to his resignation. And our former Chief Executive Officer, Mr. Min, received a bonus for 2007 of $250,000 pursuant to his employment agreement based on the attainment of certain pre-tax earnings for the fiscal year ended December 31, 2007.

Long-term Incentive Through Equity Grants

The grant of equity incentives to Named Executive Officers, employees, and directors has generally been made under the Company’s 1997 Stock Option Plan (the “1997 Plan”), which expired by its terms during 2007. From time to time, HR Committee makes recommendations to the full Board of Directors concerning stock option grants to Named Executive Officers and employees.

Each stock option permits the Named Executive Officer, generally for a period of five to ten years, to purchase one share of Company stock from the Company at the exercise price, which is the closing price of the Company stock on the date of grant. Stock options have value only to the extent the price of the Company stock on the date of exercise exceeds the exercise price. Because the 1997 Plan expired in 2007, no stock options were granted to Named Executive Officers or directors of the Company during 2007.

However, the Company considers a stock incentive plan, which may include stock options and restricted stock as possible awards thereunder, to be a vital element of our drive to identify, develop and motivate the high-potential leaders who will sustain the Company’s performance. The HR Committee has historically viewed option grants as an important factor in helping align the interests of management, including the NEOs, with the shareholders of the Company, since management will generally only recognize value from the awards of stock options if and when the value of the Company’s common stock appreciates. The Board of Directors expects a new stock incentive plan to be adopted and submitted to shareholders for approval at the upcoming annual shareholder meeting.

Health and Welfare Benefits

The Company offers a variety of health and welfare programs to all eligible employees. The Named Executive Officers generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and accidental death and disability.

The Company provides full time employees, regularly scheduled to work 30 or more hours per week, short-term disability, long-term disability and basic life insurance at no cost to the employee. We offer a qualified 401(k) savings and retirement plan. All Company employees, including Named Executive Officers, are generally eligible for the 401(k) plan.

Survivor Income Agreements; Bank-Owned Life Insurance Policies

In 2003, we adopted a Survivor Income Plan for the benefit of the directors and officers of Wilshire State Bank, in order to encourage their continued employment and service with Wilshire State Bank and to reward them for their past service and contribution. Wilshire State Bank has also entered into separate Survivor Income Agreements with its officers and directors relating to the Survivor Income Plan. Under the terms of the Survivor Income Plan, each participant is entitled to a base amount of death proceeds as set forth in the participant’s election to participate, which base amount increases three percent per calendar year, but only until normal retirement age, which is 65, and is grossed up for taxes using the Wilshire State Bank’s state and federal effective tax rate for the preceding calendar year. If the participant remains employed by Wilshire State Bank after age 65, the death benefit will be fixed at the amount determined at age 65. If a participant has attained age 65 prior to becoming a participant in the Survivor Income Plan, the death benefit shall be equal to the base amount set forth in their election to participate with no increases. Wilshire State Bank is obligated to pay any death benefit owing under the Survivor Income Plan in a lump sum within 90 days following the participant’s death.

The participant’s rights under the Survivor Income Plan terminate upon termination of employment with Wilshire State Bank. Upon termination of employment (except for termination for cause), the participant will have the option to convert the amount of death benefit calculated at such termination of employment date to a split dollar arrangement, provided such arrangement is available under bank regulation or tax law. If available, Wilshire State Bank and the participant will enter into a split dollar agreement and split dollar policy endorsement. Under such an arrangement, we would annually impute income to the officer or director based on tax law or rules in force upon conversion. Two of our former executives have elected to convert their survivor income benefit to a split dollar benefit upon their termination. The bank has entered into a split dollar agreement with former CEO, Soo Bong Min, in the amount of $1,000,000 and with former CFO, Brian E. Cho, in the amount of $168,827.  Mr. Min’s employment with the Company and the Bank was terminated January 1, 2008.  Accordingly, he was employed for the full year in 2007 and there was no 2007 imputed income from his split dollar policy. Mr. Cho's employment with the Company terminated on November 30, 2007.  The remaining one-month expense related to the split dollar policy that the Company paid on his behalf was de minimis and is therefore not included in his 2007 compensation.

One of our former directors, Forrest Stichman, and two of our current directors, Fred Mautner and Mel Elliot, each of whom failed to qualify for Wilshire State Bank’s selected insurer’s standard or preferred-rate death benefit provided by the Survivor Income Plan, will receive payments from Wilshire State Bank in the amount of $5,000, payable annually, until their death in lieu of participating in the Survivor Income Plan.

In order to fund Wilshire State Bank’s obligations under the Survivor Income Plan, Wilshire State Bank purchased bank-owned life insurance policies covering the lives of our directors and certain officers with an aggregate premium amount of $10.5 million in 2003 and $3 million in 2005. For these amounts, the Company paid a single premium in 2003 and 2005 and has not made any other payments since that time. Wilshire State Bank is the sole owner of the policies, the primary beneficiary of the life insurance policies and recognizes the increase of the cash surrender value of the policies as tax-exempt other income.

The following table summarizes the amount of the supplemental death benefit each director and named executive officer is entitled to receive under the Survivor Income Plan:

Director or Executive Officer	Initial Pre- Retirement Death Benefit	Post-Retirement Death Benefit

2003 Awards

Sung Soo Han	$300,000	$526,052
Elaine Jeon	150,000	296,038
Joanne Kim	300,000	481,412
Kyu-Hyun Kim	300,000	300,000
Steven Koh	1,000,000	1,229,874
Richard Y. Lim	300,000	300,000
Young Hi Pak	300,000	403,175
Harry Siafaris	300,000	300,000

2005 Awards

Sung Soo Han	$200,000	$330,570
Gapsu Kim	300,000	453,777
Joanne Kim	200,000	302,518

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the CEO or any other Named Executive Officers unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. The Company has qualified certain compensation paid to Named Executive Officers for deductibility under Section 162(m), including (i) certain amounts paid as base salary and incentive bonus, (ii) certain compensation expense related to options granted pursuant to the Company’s 1997 Stock Option Plan. The Company may from time to time pay compensation to our Named Executive Officers that may not be deductible, including discretionary bonuses or other types of compensation outside of our plans.

Although the Company has generally attempted to structure executive compensation so as to preserve deductibility, the Company also believes that there may be circumstances where the Company’s interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.

Although equity awards may be deductible for tax purposes by the Company, the accounting rules pursuant to APB 25 and FAS 123(R) require that the portion of the tax benefit in excess of the financial compensation cost be recorded to paid-in-capital.

Severance Plan

The Company does not have a severance plan in place for any of its Named Executive Officers except for Mr. Min, as described below. However, the Company decided to pay Mr. Brian Cho, the Company’s former Chief Financial Officer, severance of $30,000 because of his outstanding contribution to the Company during his 16-year tenure with the Company.

Employment Agreements

On April 5, 2006, Mr. Min entered into an employment agreement with the Bank, which became effective on June 1, 2006 and replaced his previous employment agreement. The new employment agreement was for the three-year term expiring June 1, 2009. The terms of his employment agreement called for an annual base salary to Mr. Min of $250,000. In connection with his employment agreement, the Company awarded Mr. Min 10,000 incentive stock options and 40,000 non-qualified stock options. All of the stock options had an exercise price of $18.60, the closing price of the Company’s common stock on the date of grant. The incentive stock options were to vest in two tranches of 5,000 on April 5, 2008 and April 5, 2009. The non-qualified stock options were to vest in three tranches of 20,000, 10,000 and 10,000 on April 5, 2007, April 5, 2008 and April 5, 2009, respectively.

Mr. Min resigned as an officer and director of the Company and the Bank effective January 1, 2008. In connection with his resignation, the Bank and Mr. Min’s employment agreement was terminated and he entered into a consulting agreement with the Bank. The consulting agreement calls for Mr. Min to perform financial consulting services for the Bank through May 2009 in consideration of a monthly payment to Mr. Min of $20,834. No other consideration or severance payment was made by the Company or the Bank to Mr. Min in connection with his resignation, although the Company was obligated to pay to Mr. Min an incentive payment in the amount of $250,000 pursuant to his employment agreement based upon the financial performance of the Company during 2007. In addition, Mr. Min’s stock options have expired without his exercising them.

Pursuant to his consulting agreement, and in connection with his resignation, Mr. Min agreed that, for a period of three years following his termination of his consulting agreement, he will not solicit, entice, encourage, attempt or cause, directly or indirectly, any of the Company’s employee to leave the employment of Wilshire State Bank. Mr. Min has also agreed that, during the same period, he will not (1) accept employment with or enter into any other consulting or independent contractor relationship with a competing financial institution, or (2) directly or indirectly make known to any person, firm or corporation the names and addresses of any of the Bank’s customers or any information pertaining to them.

Effective April 1, 2008, Ms. Joanne Kim was named as the permanent President and CEO for the Company and the Bank. In connection with her appointment as permanent President and CEO, Wilshire Bancorp, the Bank and Ms. Kim have entered into a three-year employment agreement. Pursuant to her employment agreement, Ms. Kim will receive an annual base salary of $260,000, $270,000 and $280,000 in the first, second and third years, respectively, of her employment agreement. In addition, the employment agreement provides that Ms. Kim will be paid an annual bonus in an amount equal to four percent of any excess in the Company’s consolidated pre-tax earnings during the current year over the amount of such pre-tax earnings for the prior year. However, such annual bonus cannot exceed 100% of her annual base salary for a given year. Also, subject to the final approval of the new stock incentive plan currently contemplated by the Company, which is expected to be submitted for approval by our shareholders at the upcoming annual meeting, Ms. Kim’s Employment Agreement provides that she will be awarded options to purchase 50,000 shares of the common stock of Wilshire Bancorp.

EXECUTIVE COMPENSATION – SUMMARY TABLE

The following table sets forth for each of the executive officers named below: (i) the dollar value of base salary and bonus earned during the year ended December 31, 2007; (ii) the dollar amount recognized for stock and option awards, in accordance with FAS 123 (R) for financial statement reporting purposes with respect to the fiscal year; (iii) the dollar value of earnings for services pursuant to awards granted during the year under non-equity incentive plans; (iv) the change in pension value and non-qualified deferred compensation earnings during the year; (v) all other compensation for the year; and, finally, (vi) the dollar value of total compensation for the year.

Summary Compensation Table - Senior Executives

Name	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards (1) ($)	Nonequity Incentive Plan Compensation($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation($)		Total($)
Joanne Kim	2007	$208,171	$22,125	-	$15,962	-	-	$20,990	(2)	$267,248
CEO & President	2006	$164,771	$91,442	-	$18,574	-	-	$20,196	(2)	$294,983

Sung Soo Han	2007	$188,968	$33,542	-	$15,490	-	-	$25,746	(3)	$263,745
EVP & Chief Lending Officer	2006	$149,172	$130,000	-	$17,539	-	-	$22,321	(3)	$319,032

Elaine Jeon	2007	$138,622	$23,042	-	$9,046	-	-	$18,881	(4)	$189,591
Interim CFO & SVP from November 2007 to April 2008	2006	$111,200	$44,250	-	$9,713	-	-	$17,430	(4)	$182,593

Soo Bong Min	2007	$305,230	-	-	$79,199	$250,000	-	$30,543	(5)	$664,972
Former President and CEO	2006	$241,667	-	-	$118,376	$250,000	-	$30,037	(5)	$640,080

Brian E. Cho	2007	$184,800	-	-	$15,490	-	-	$54,455	(6)	$254,745
Former CFO	2006	$154,342	$89,650	-	$17,642	-	-	$25,001	(6)	$286,635

(1)
For each of the stock option grants, the value shown is what is also included in the Company’s financial statements per FAS 123(R). See the financial statements included in the 2007 Annual Report for a complete description of the FAS 123(R) valuation. The actual number of awards granted is shown in the “Outstanding Equity Awards at Fiscal Year End” table included later in this proxy statement.

(2)
Ms. Kim received $9,351 and $9,000 in 2007 and 2006, respectively, as the Company contribution to her 401(k) Plan; the amount of $8,400 in car allowance in each of 2007 and 2006; and $3,239 and $2,796 in gasoline paid by the Company in 2007 and 2006, respectively.

(3)
Mr. Han received $10,206 and $6,712 in 2007 and 2006, respectively, as the Company contribution to his 401(k) Plan; the amounts of $8,400 in car allowance in each of 2007 and 2006; $3,130 and $3,299 in gasoline paid by the Company in 2007 and 2006, respectively; and $4,010 and $3,910 in club dues in 2007 and 2006, respectively.

(4)
Ms. Jeon received $8,150 and $6,636 in 2007 and 2006, respectively, as the Company contribution to her 401(k) Plan; the amount of $8,400 in car allowance in each of 2007 and 2006; and $2,331 and $2,394 in gasoline paid by the Company in 2007 and 2006, respectively.

(5)
Mr. Min retired CEO on December 31, 2007. He received $9,375 and $9,031 in 2007 and 2006, respectively, as the Company contribution to his 401(k) Plan; the amount of $15,224 in lease payments for the car provided by the Company in each of 2007 and 2006; $3,131 and $2,929 in gasoline paid by the Company in 2007 and 2006, respectively; $3,131 and $2,353 in club dues in 2007 and 2006, respectively; and the same amounts of $500 in apparel in 2007 and 2006.

(6)
Mr. Cho resigned CFO on November 30, 2007. He received $30,000 in severance pay; $9,378 and $9,038 in 2007 and 2006, respectively, as the Company contribution to his 401(k) Plan; $7,700 and $8,400 in car allowance in 2007 and 2006, respectively; $5,262 and $5,210 in gasoline paid by the Company in 2007 and 2006, respectively; and $2,115 and $2,353 in club dues in 2007 and 2006, respectively.

Grant of Plan-Based Awards

There were no equity or non-equity plan based grants in 2007.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information on outstanding option and stock awards held by the NEOs at December 31, 2007, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option.

Outstanding Equity Awards at Fiscal Year-End

			Option awards					Stock awards
Name	Grant Date		Number of Securities underlying unexercised option (#) exercisable	Number of Securities underlying unexercised option (#) unexercisable(1)	Equity incentive plan awards: Number of Securities underlying unexercised unearned option(#)	Option exercise price($)	Option Expiration date	Number of shares or units of stock that have not vested(#)	Market value of shares or units of stock that have not vested($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Joanne Kim	2/01/2005		5,400	3,600		$15.2100	2/01/2015	-	-	-	-
	2/28/2005		1,000	2,000		$13.7000	2/28/2015	-	-	-	-
	9/01/2006	(2)	3,200	4,800		$19.1800	9/01/2011	-	-	-	-
Sung Soo Han	5/22/2002		1,760	-		$2.5682	5/22/2012	-	-	-	-
	2/01/2005		4,200	2,800		$15.2100	2/01/2015	-	-	-	-
	2/28/2005		3,000	2,000		$13.7000	2/28/2015	-	-	-	-
	9/01/2006	(3)	3,200	4,800		$19.1800	9/01/2011	-	-	-	-
Elaine Jeon	2/01/2005		2,700	1,800		$15.2100	2/01/2015	-	-	-	-
	9/01/2006	(4)	2,000	3,000		$19.1800	9/01/2011	-	-	-	-
Soo Bong Min	12/19/2000		35,200	-		$1.3921	12/19/2010	-	-	-	-
	5/22/2002		58,666	-		$2.5682	5/22/2012	-	-	-	-
	7/30/2003		40,000	-		$4.5325	7/30/2013	-	-	-	-
	2/01/2005	(5)	13,500	-		$15.2100	2/01/2015	-	-	-	-
	4/05/2006	(5)	-	10,000		$18.6800	4/05/2011	-	-	-	-
	4/05/2006	(6)	20,000	20,000		$18.6800	4/05/2011
Brian E. Cho	2/01/2005	(7)	4,200	-		$15.2100	2/01/2015	-	-	-	-
	2/28/2005	(7)	3,000	-		$13.7000	2/28/2015	-	-	-	-
	9/01/2006	(7)	3,200	-		$19.1800	9/01/2011	-	-	-	-

(1)
All options granted prior to the fiscal 2006 for the Named Senior Executive and Principal Officers vest over a period of four (4) years, with the first 20% vesting on the date of grant. The options are exercisable for 10 years, and expire on the date 10 years from the date of grant except option grants in 2006 indicated below in footnotes 2, 3, 4, 5, and 6.

(2)
Ms. Kim’s 8,000 incentive stock options will be vested over a period of four (4) years, with the first 20% vesting on the date of grant. The options are exercisable for 5 years, and expire on the date 5 years from the date of grant.

(3)
Mr. Han’s 8,000 incentive stock options will be vested over a period of four (4) years, with the first 20% vesting on the date of grant. The options are exercisable for 5 years, and expire on the date 5 years from the date of grant.

(4)
Ms. Jeon’s 5,000 incentive stock options will be vested over a period of four (4) years, with the first 20% vesting on the date of grant. The options are exercisable for 5 years, and expire on the date 5 years from the date of grant.

(5)	Due to termination of Mr. Min’s employment and service as a director, Mr. Min’s 23,500 incentive stock options expired on March 31, 2008.
(6)	Due to termination of Mr. Min’s employment and service as a director, Mr. Min’s 40,000 non-qualified options expired on March 31, 2008.
(7)	Due to termination of Mr. Cho’s employment, Mr. Cho’s 10,400 incentive stock options expired on February 29, 2008.

Option Exercises and Stock Vested

The following table sets forth information on exercises of stock options and vesting of restricted stock during 2007 for Senior Executive and Principal Officers during the year ended December 31, 2007.

Option Exercises and Stock Vested for the Fiscal Year 2007

		Option Awards		Stock Awards
Name	Year	Number of Shares acquired on exercise(#)	Value realized on exercise($)	Number of Shares acquired on vesting(#)	Value realized on vesting($)
Joanne Kim		-	-	-	-
Sung Soo Han		-	-	-	-
Elaine Jeon		-	-	-	-
Soo Bong Min		-	-	-	-
Brian E Cho	2007	7,040	$46,688	-	-

Pension Benefits

The table disclosing the actuarial present value of each Named Executive Officer’s accumulated benefit under defined benefit plans, the number of years of credited service under each such plan, and the amount of pension benefits paid to each Named Executive Officers during the year is omitted because the Company does not have a defined benefit plan for Named Executive Officers. The only retirement plan available to NEOs in 2007 was the Company’s qualified 401(k) savings and retirement plan, which is available to all employees.

Non-Qualified Deferred Compensation

The table disclosing contributions to non-qualified defined contributions and other deferred compensation plans, each NEO’s withdrawals, earnings and fiscal year end balances in those plans is omitted because, in 2007, the Company had no nonqualified deferred compensation plans or benefits for executive officers or other employees of the Company.

DIRECTOR COMPENSATION

The Company generally uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Nominations and Corporate Governance Committee considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill level required by the Company from members of the Board.

Cash Compensation Paid to Board Members

Meetings of our Board of Directors are held each month, generally on the same day as meetings of the Wilshire State Bank Board. Each member of our Board of Directors also serves on Wilshire State Bank’s Board. During the fiscal year 2007, directors received $3,000 per month for their service on the Board of Directors of both the Company and Wilshire State Bank. The Chairman of the Board received an additional $2,500 per month. Non-employee directors also received fees of $350 per meeting for attendance at Wilshire State Bank Board committee meetings in 2007, but from January 1, 2008, attendance compensation is not provided due to the agreement of the Board of Directors for the contribution of the bank management’s efforts to reduce expenses. Attendance compensation for the Director Loan Committee and the Audit Committee was $450 per meeting in 2007, but also there is no compensation for the Audit Committee from the beginning of 2008. The Chairman of the Audit Committee received $1,500 per month in addition to the monthly director fee and Committee meeting fees in 2007. The Chairman of the Director Loan Committee received $1,000 per month in addition to the monthly director fee and Committee meeting fees in 2007. Directors are not paid additional fees for their service on the Wilshire Bancorp board committees.

We entered into Deferred Compensation Agreements in 1983 and 1984 with certain directors, including Harry Siafaris, a current director. Pursuant to the Deferred Compensation Agreements, the directors elected to defer certain directors’ fees in exchange for specified benefits over a period of ten years beginning at age 65. The only payments under the Deferred Compensation Agreements made in 2007 to a current director were in the amount of $879 per month to Mr. Siafaris. It is anticipated that we will eventually be reimbursed for payments made under the Deferred Compensation Agreements through the proceeds of life insurance policies previously purchased by us for the participating directors, which policies name us as beneficiary.

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s directors during the fiscal year ended 2007.

Summary Compensation Table - Directors

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5) ($)		Total($)
Mel Elliot	2007	$48,000	-	-	-	-	$5,500	(6)	$53,500
Lawrence Jeon (1)	2007	$7,150	-	-	-	-	$500		$7,650
Gapsu Kim	2007	$43,000	-	-	-	-	$500		$43,500
Kyu-Hyun Kim	2007	$58,000	-	-	-	-	$500		$58,500
Steven Koh	2007	$71,600	-	-	-	-	$500		$72,100
Richard Lim	2007	$43,000	-	-	-	-	$500		$43,500
Fred Mautner	2007	$69,350	-	-	-	-	$5,500	(6)	$74,850
Young Hi Pak	2007	$42,650	-	-	-	-	$500		$43,150
Harry Siafaris	2007	$42,650	-	-	-	-	$11,048	(7)	$53,698
Donald Byun (2)	2007	$37,250	-	-	-	-	-		$37,250
Larry Greenfield (3)	2007	$38,050	-	-	-	-	-		$38,050
Soo Bong Min (4)	2007	$36,000	-	-	-	-	-		$36,000

(1)	Lawrence Jeon joined a member of Board of Directors on December 12, 2007.
(2)	Donald Byun retired a member of Board of Directors on November 29, 2007.
(3)	Larry Greenfield retired a member of Board of Directors on December 7, 2007.
(4)	Soo Bong Min retired a member of Board of Directors and CEO on December 31, 2007.
(5)	Mel Elliot, Lawrence Jeon, Gapsu Kim, Kyu-Hyun Kim, Steven Koh, Richard Lim, Fred Mautner Young Hi Pak, and Harry Siafaris received $500 in apparel.
(6)	Includes cash payments made in lieu of insurance premiums under the Company’s Survivor Income Plan.
(7)	Includes payments of $879 per month in exchange for specified benefits under Deferred Compensation Agreements.

HUMAN RESOURCES COMMITTEE REPORT

The Human Resources Committee held five meetings during fiscal year 2007. The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Human Resources Committee, the Human Resources Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be delivered to shareholders.

Submitted by the Human Resources Committee of the Board of Directors

Harry Siafaris (Chairman)
Steven Koh
Kyu-Hyun Kim
Gapsu Kim
Richard Lim
Young Hi Pak

Dated: April 2, 2008

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2007, our HR Committee consisted of Harry Siafaris, Steven Koh, Kyu-Hyun Kim, Gapsu Kim, Richard Lim, Young Hi Pak. No member of the HR Committee was an officer or employee of Wilshire Bancorp or any of its subsidiaries during 2007 and no member of the HR Committee is formerly an officer of Wilshire Bancorp or any of its subsidiaries. In addition, none of our executive officers has served as a member of a compensation committee or Board of Directors of any other entity an executive officer of which is currently serving as a member of our Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under Section 402 of the Sarbanes-Oxley Act of 2002, it is generally prohibited for any issuer to extend, renew or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer. This prohibition, however, is not applicable to loans that are made in compliance Section 22(h) of the Federal Reserve Act or the Federal Reserve’s Regulation O. We believe that all related transactions comply with Section 402 of the Sarbanes-Oxley Act or have been made pursuant to a valid exception from Section 402 of the Sarbanes-Oxley Act.

Certain of our officers, directors and principal shareholders and their affiliates have had transactions with the Bank, including borrowings and investments in certificates of deposit. Our management believes that all such loans and investments have been and will continue to be made in the ordinary course of business of the Bank on substantially the same terms, including interest rates paid and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and do not involve more than the normal risk of collectibles or present other unfavorable features. All loans made by the Bank to its directors, officers and principal shareholders are in compliance with the requirements of Federal Reserve Regulation O.

We recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of our shareholders. To ensure that all loans and related party transactions are in the Company’s best interests, the Board of Directors of Wilshire Bancorp has charged the Directors’ Loan Committee of the Bank, which is made up of all independent directors, excluding any interested parties, to review and evaluate all loans to related parties. The Director’s Loan Committee of the Bank reviews such loans for compliance with the “Insider Loans” provisions of the Bank’s General Loan Policy. The policy requires that a majority of the entire board of directors approve, in advance, all loans to insiders of the Bank and their related interests or to insiders of an affiliate of the Bank where the aggregate amount loaned to the insider and his or her related interests exceeds the greater of $25,000 or 5 percent of the Bank’s capital and unimpaired surplus. The interested party my not participate directly or indirectly by participating in the discussion during the voting. Prior approval also is needed whenever the aggregate amount of such loans exceeds $500,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Shareholders”), to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and 10% Shareholders of the Company are required by the Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms so filed.

Based solely on our review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% shareholders were timely met, except that between February 2, 2007 and February 14, 2007, Mr. Fred Mautner, a director of the Company, engaged in nine sale transactions that were not timely reported on a Form 4.  These changes in beneficial ownership for Mr. Mautner were reported in a Form 5 filing on January 24, 2008.

PROPOSAL NO. 2

APPROVAL OF 2008 STOCK INCENTIVE PLAN

Our board of directors has adopted the 2008 Stock Incentive Plan, subject to approval by the holders of a majority of the outstanding shares of our common stock entitled to vote, present in person or represented by proxy, at the Annual Meeting. Provided below is a summary of our reasons for adopting this 2008 Stock Incentive Plan and seeking the approval of our shareholders. The following summary is qualified in its entirety by the full text of the 2008 Stock Incentive Plan document. The 2008 Stock Incentive Plan document is included at the end of this proxy statement as Appendix A and is incorporated by reference into this proposal.

Why We Are Asking for Stockholder Approval

We are asking for shareholders to approve the 2008 Stock Incentive Plan so that we will be able to grant stock options to our employees, outside directors and certain consultants. Most of the companies with which we compete for directors and management-level employees are public companies that offer stock options as part of their compensation packages. The Company’s previous equity compensation plan—the 1997 Stock Incentive Plan—expired in 2007. By approving this 2008 Stock Incentive Plan, our shareholders will enable us to continue to offer a more competitive compensation package in attracting and retaining highly qualified directors, officers and employees. In addition, the value of the stock options and other stock awards that we would grant under this 2008 Stock Incentive Plan relates directly to the market price of our common stock. Continuing to utilize stock options in our compensation packages will link the financial interest of our directors, officers and employees with the financial interest of our shareholders.

If We Do Not Receive Stockholder Approval, We Will Not Implement the 2008 Stock Incentive Plan

Applicable regulations do not permit us to implement an equity compensation plan without stockholder approval. If we do not receive this approval, it will not be possible for us to grant equity-based awards or stock options under the 2008 Stock Incentive Plan. In this event, we expect that our board of directors will consider substituting other forms of compensation to assure that our compensation packages for employees, outside directors and certain consultants are competitive with those of other publicly traded financial services companies in our market area.

Purpose of the 2008 Stock Incentive Plan

The purpose of the 2008 Stock Incentive Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging employees, outside directors and certain consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, outside directors and certain consultants with exceptional qualifications and (c) linking employees, outside directors and certain consultants directly to shareholder interests through increased stock ownership. The 2008 Stock Incentive Plan seeks to achieve this purpose by providing for awards in the form of restricted shares or options to purchase shares of the common stock of the Company.

Description of the 2008 Stock Incentive Plan

Administration. The 2008 Stock Incentive Plan provides that it is to be administered by a committee that will consist exclusively of two or more directors of the Company who will be appointed by the Board. The composition of the committee must satisfy: (i) the requirements of the SEC for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act, and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the IRS Code. Wilshire Bancorp’s HR Committee will serve as the committee that will administer the 2008 Stock Incentive Plan. The HR Committee’s determinations under the 2008 Stock Incentive Plan are subject to ratification by the board of directors, excluding any inside directors.

Stock Subject to the 2008 Stock Incentive Plan.  We  have reserved 2,933,200 shares of common stock for issuance under the 2008 Stock Incentive Plan.  We do not expect that options to purchase all of the shares reserved for issuance under the 2008 Stock Incentive Plan will be granted during 2008 and we cannot guarantee that all of the reserved shares will be issued pursuant to the 2008 Stock Incentive Plan.   The aggregate fair market value of the shares reserved for issuance under the 2008 Stock Incentive Plan was $20,121,752 based on the latest closing sales price per share of common stock of $6.86 on the NASDAQ Global Market on April 14, 2008.

Eligibility. The HR Committee shall decide which officers, directors, employees or consultants will be granted awards, shall specify the types of awards granted to such persons, and shall determine the terms upon which awards are granted and may be earned. The HR Committee may establish different terms and conditions for each type of award granted to an officer, director, employee or consultants for each person receiving the same type of award, and for the same person for each award the person receives, regardless of whether the awards are granted at the same or different times. The HR Committee will have exclusive authority to determine whether an award qualifies or is intended to qualify for the exemption from the deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Internal Revenue Code,” for performance-based compensation. The HR Committee’s determinations under the 2008 Stock Incentive Plan shall be final and binding.

Terms and Conditions of Options. The HR Committee sets the terms and conditions of the stock options that it grants. In setting terms and conditions, it must observe the following restrictions:

•
It may not grant options to purchase more than 400,000 shares to any one individual in any fiscal year, and it may not grant options to purchase more than 300,000 to any new employee in the year in which that employee’s service commences.

•	It may not grant a stock option with a purchase price that is less than the fair market value of a share of Wilshire Bancorp’s common stock on the effective date of the stock option grant.

•	It may not grant a non-qualified stock option with a term that is longer than ten years and the term of incentive stock options must be five years from the date of grant.

The HR Committee may grant incentive stock options that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special federal income tax treatment. Incentive stock options are subject to certain additional restrictions under the Internal Revenue Code, and the 2008 Stock Incentive Plan.

Upon the exercise of an option, the exercise price of the option must be paid in full. Payment may be made in cash, common stock of Wilshire Bancorp already owned by the option holder, shares to be acquired by the option holder upon exercise of the option, a pledge of common stock already owned by the option holder to secure a loan for the exercise price from the Company, a full-recourse promissory note, or in such other consideration that is consistent with applicable laws, regulations and rules.

Terms and Conditions of Restricted Stock Awards. The HR Committee may, in its discretion, grant awards of restricted stock to eligible individuals. The HR Committee will determine at the time of the grant the number of shares of common stock subject to an award, the vesting schedule applicable to the award and may, in its discretion, establish other terms and conditions applicable to the award.

The holders of restricted shares awarded under the 2008 Stock Incentive Plan shall have the same voting, dividend and other rights as our other shareholders. The related Restricted Stock Agreement, however, may require that the holders of restricted shares invest any cash dividends received in additional restricted shares. Such additional restricted shares shall be subject to the same conditions and restrictions as the award with respect to which the dividends that were paid.

Adjustments for Changes in the Number of Outstanding Shares. The number of shares of our common stock covered by each outstanding award under the 2008 Stock Incentive Plan, and the per share exercise price of each such award will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on our common stock, or any other increase or decrease in the number of such shares of our common stock effected without receipt of consideration by Wilshire Bancorp.

Termination or Amendment of the Equity Incentive Plan

This 2008 Stock Incentive Plan will become effective on the date of approval by the independent members of our board of directors and our shareholders and will continue until it is suspend or terminated pursuant to its terms. Our board may also amend the 2008 Stock Incentive Plan at any time and in any respect and such amendment will only be subject to the approval of our shareholders to the extent that it is required by applicable laws, regulations or rules. No awards may be granted after the Plan is terminated, and any amendment of the 2008 Stock Incentive Plan will not affect any award previously granted.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting Wilshire Bancorp and recipients of stock option grants and other awards under the 2008 Stock Incentive Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The 2008 Stock Incentive Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code.

Federal Tax Consequences for Option Recipients. Incentive stock options will not create federal income tax consequences when they are granted. If they are exercised during employment or within three months after termination of employment (one year in the case of disability), the exercise will not result in income that may increase taxable income, but will create an item of adjustment that may affect liability for alternative minimum tax. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the exercise price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. In the event of an earlier disposition (a “disqualifying disposition”), the amount will be taxed as ordinary income to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. To the extent that the aggregate fair market value of the stock (as determined on the date of the grant) with respect to which incentive stock options become exercisable for the first time during any calendar year exceeds $100,000, such excess options will be treated as non-qualified stock options.

Incentive stock options that are exercised more than one year after termination of employment due to death or disability or three months after termination of employment for other reasons are treated as non-qualified stock options. Non-qualified stock options will not create federal income tax consequences when they are granted. When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. This amount is subject to withholding for federal income and employment tax purposes. When an option holder sells shares acquired by exercising non-qualified stock options, he or she must pay federal income taxes on the amount by which the sales price exceeds the exercise price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option. A cash payment under the 2008 Stock Incentive Plan’s change in control provisions is taxed as if it were the exercise of a non-qualified stock option followed immediately by a resale of the stock acquired by exercising the option.

Federal Tax Consequences of Options for Wilshire Bancorp. When a non-qualified stock option is exercised, Wilshire Bancorp may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. When an incentive stock option is exercised, there is no tax deduction unless the shares acquired are disposed of in a disqualifying disposition. A cash payment under the 2008 Stock Incentive Plan’s change in control provisions is deductible as if it were the exercise of a non-qualified stock option, however, to the extent such payments constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, Wilshire Bancorp may not deduct such payments. The Internal Revenue Code places an annual limit of $1 million each on the tax deduction which we may claim in any fiscal year for the compensation of our Chief Executive Officer and certain other highly compensated executive officers. There is an exception to this limit for so-called “qualified performance-based compensation.” We have designed this 2008 Stock Incentive Plan with the intention that the stock options that we grant will constitute qualified performance-based compensation. As a result, we do not believe that this limit will impair our ability to claim federal income tax deductions that are otherwise available when an option holder exercises a non-qualified stock option. No executive of Wilshire Bancorp or Wilshire Bank currently receives compensation that would be rendered nondeductible by this limitation.

Tax Consequences of Restricted Stock. The restricted stock awards under the 2008 Stock Incentive Plan do not result in federal income tax consequences to either Wilshire Bancorp or the award recipient. As a general rule, once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. Wilshire Bancorp will generally be allowed to claim a deduction, for compensation expense, in a like amount, for the same taxable year in which the amount is included in the ordinary income of the award recipient. The award recipient may make an election under Section 83(b) of the Internal Revenue Code (a “Section 83(b) election”) to include in ordinary income for the year in which the grant occurs the excess of the fair market value of the shares on the granting date over the amount paid for the shares. Wilshire Bancorp will generally be allowed to claim a deduction for compensation expense, in a like amount, for the taxable year in which the Section 83(b) election is made by the award recipient. If dividends are paid on unvested shares held under the 2008 Stock Incentive Plan, such dividend amounts will also be included in the ordinary income of the recipient. Wilshire Bancorp will be allowed to claim a deduction for compensation expense for this amount as well. The amount included in the income of the award recipient on account of the vesting of the award, a Section 83(b) election, or a dividend is subject to withholding by Wilshire Bancorp.

As noted above, Section 162(m) of the Internal Revenue Code limits Wilshire Bancorp’s deductions for compensation in excess of $1 million per year for our Chief Executive Officer and certain other highly paid executive officers named in its proxy statement. Compensation amounts resulting from restricted stock awards will be subject to this deduction limitation if this amount of the restricted stock awards plus other compensation of the executive that is subject to the limit exceeds $1 million. No executive of Wilshire Bancorp currently receives compensation subject to this limitation.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to stock options and other stock awards that may be granted under the 2008 Stock Incentive Plan. State and local tax consequences may also be significant.

Stock option and restricted stock awards under the 2008 Stock Incentive Plan are discretionary and the HR Committee has not yet determined whom awards will be made to and the terms and conditions of such awards. As a result, no information is provided concerning the benefits to be delivered under the 2008 Stock Incentive Plan to any individual or group of individuals. The value of such options will be based on the stock price appreciation following the date of grant.

Vote Required

If a quorum is present at the Annual Meeting, the vote of the holders of a majority of the outstanding shares of our common stock entitled to vote, present in person or represented by proxy, will be required to approve the 2008 Stock Incentive Plan.

Board Recommendation

The Board of Directors of Wilshire Bancorp unanimously recommends that the stockholders vote “FOR” approval of the Wilshire Bancorp 2008 Stock Incentive Plan.

PROPOSAL NO. 3
SHAREHOLDER PROPOSAL

Gerald R. Armstrong, the holder of 3,616 shares of the Company’s common stock, whose address is 820 Sixteenth Street, No. 705, Denver, Colorado, 80202-3227, and whose telephone number is (303) 355-1119, has notified the Company that he intends to present the following resolution at the annual shareholders’ meeting.  The Board of Directors and the Company accept no responsibility for the proposed resolution and supporting statement.  As required by federal regulations, the resolution and supporting statement are printed below. To ensure that readers can easily distinguish between the materials provided by the proponent and the materials provided by the Company, we have placed a box around materials provided by the proponent.

RESOLUTION

That the shareholders of WILSHIRE BANCORP, INC. request its Board of Directors to take the steps necessary to eliminate classification of terms of its Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

STATEMENT

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

U.S. Bancorp, Associated Banc-Corp, Piper-Jaffray Companies, Fifth-Third Bancorp, Pan Pacific Retail Properties, Qwest Communications International, Xcel Energy, Greater Bay Bancorp, North Valley Bancorp, Pacific Continental Corporation, Regions Financial Corporation, CoBiz Financial Inc., Marshall & Illsley Corporation, and Wintrust Financial, Inc. are among the corporations electing directors annually because of the efforts of the proponent.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

Board Of Directors Statement In Opposition

Our board of directors unanimously recommends that you vote “AGAINST” this proposal.

After thoughtful consideration of this proposal, our Board of Directors has determined that the foregoing shareholder proposal should not be implemented; and therefore recommends a vote against the proposal for the following reasons, which are discussed in more detail below:

•	We believe our shareholders recently considered the benefits, risks and implications of a classified board in connection with their approval of the reorganization of the Company in 2004.

•	A classified board provides for strategic continuity and stability and can preserve shareholder value in the event of an attempted corporate takeover.

•	There are a variety of other protections in place or available to our shareholders that ensure the accountability of directors, even if they are elected on a classified basis.

The current classified board provision has been in the articles of incorporation and by-laws of the Wilshire Bancorp since its inception in December 2003. The classified board, including its benefits, risks and implications were expressly disclosed to shareholders as a part of the reorganization transaction pursuant to which Wilshire Bancorp became a holding company for the Bank, which was approved by the public shareholders in 2004. The Company’s articles of incorporation include a supermajority provision to preserve the classified board provisions, indicating that shareholders at the time of approval of the reorganization believed that a classified board was warranted. Accordingly, elimination of a classified board would require not only the support of a majority of the Board, but also the affirmative vote of the holders of at least 66 and 2/3 percent of the Company’s outstanding common stock.

A classified board improves the likelihood that, at any given time, a majority of the directors will have experience in the Company’s business and affairs, promoting continuity and stability of the Company’s business strategies and policies. This enables our directors to build on past experience and to plan for a reasonable period into the future. Our Board believes that the continuity and quality of leadership that results from a classified Board creates long-term shareholder value and is in the best interests of the Company and its shareholders. A classified board also helps the Company attract and retain highly qualified individuals willing to dedicate the time and dedication necessary to understand the Company, its operations and competitive environment and concentrate on long-term planning and appropriate use of financial and other resources.

Moreover, a classified board helps to protect shareholder value in the face of a coercive takeover attempt. Absent a classified board, a potential acquirer could gain control of the Company by replacing a majority of the Board with its own slate of nominees at a single annual meeting by a simple plurality of the votes cast. In contrast, the presence of a classified board, as well as other protections, encourage hostile shareholders who may seek to acquire control of Wilshire Bancorp to initiate arm’s-length discussions with the Board, who may be in a position to negotiate a higher price or more favorable terms for shareholders or to seek to prevent a takeover that the Board believes is not in the best interest of shareholders. The fact that the entire Board could not be removed in a single proxy fight would allow directors to weigh remaining independent against accepting the offer, or a competing offer, from a position of strength. Moreover, in considering any takeover effort or other significant development concerning the Company, the Board understands that its duty is to protect the interests of all the Company’s shareholders. The Board intends to discharge that duty to its utmost ability. The majority of the Board members are independent, non-management directors whose interests are aligned with the shareholders.

The proponent references a study finding a significant positive link between corporate governance practices (including classified boards) and firm value. A more recent report, however, reaches a different conclusion:

In closing, we note that the research to date has done little to empirically evaluate the potential shareholder benefits associated with classified board provisions or establish the causal nature of the relation between board classification and firm value. In this light we suggest a more circumspect policy approach be adopted by some governance practitioners and academics whose recent calls for the abolition of this common governance provision seem unwarranted and potentially damaging for shareholders.1

(1) Bates, Becher and Lemmon, Board Classification and Managerial Entrenchment: Evidence from the Market for Corporate Control (April 2007), at page 31.

In the Board’s view, by reducing the threat of an abrupt change in the composition of the entire Board, the classified board permits a more orderly process for your directors to consider any and all alternatives to maximize shareholder value.

 Moreover, shareholders have a variety of tools at their disposal to ensure that directors, even directors who are elected on a classified basis, are accountable to shareholders. These tools include withholding votes from directors who are standing for election, publicity campaigns and meeting with directors to express shareholder concerns. Shareholders have successfully used these accountability tools with a number of companies.

Vote Required

The affirmative vote of the holders of at least a majority of the outstanding shares of our common stock, present at the meeting in person or by proxy, will be required for the approval of this shareholder proposal. Abstentions from voting in this matter are treated as votes “AGAINST.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL FOR THE REASONS DESCRIBED ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “AGAINST” THIS PROPOSAL UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE IN VOTING THE PROXY.

OTHER MATTERS

To the best knowledge, information and belief of the directors, there are no other matters which are to be acted upon at the annual meeting. If such matters arise, the form of proxy provides that discretionary authority is conferred on the designated persons in the enclosed form of proxy to vote with respect to such matters.

We have received no notice of any other items submitted for consideration at the meeting and except for reports of operations and activities by management, which are for informational purposes only and require no action of approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, management neither knows of nor contemplates any other business that will be presented for action by the shareholders at the annual meeting. If any further business is properly presented at the annual meeting, the persons named as proxies will act in their discretion on behalf of the shareholders they represent.

SHAREHOLDER DIRECTOR NOMINATIONS AND OTHER PROPOSALS FOR THE NEXT ANNUAL MEETING OF SHAREHOLDERS

Consideration of Director Nominees

Wilshire Bancorp’s Bylaws provide for the nomination of directors in the following manner:

“At any annual or special meeting of shareholders, persons nominated for election as directors by shareholders shall be considered only if advance notice thereof has been timely given as provided herein and such nominations are otherwise proper for consideration under applicable law and the Articles of Incorporation and bylaws of the Corporation. Notice of the name of any person to be nominated by any shareholders for election as a director of the Corporation at any meeting of shareholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 70 days in advance of the annual meeting if the Corporation shall have been previously disclosed, in these by-laws or otherwise, that the annual meting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date. Any shareholder desiring to nominate any person for election as a director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), such person’s signed consent to serve as a director of the Corporation if elected, such shareholder’s name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder. As used herein, shares “beneficially owned” shall mean all shares as to which such person, together with such person’s affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to be beneficially owned pursuant to rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person’s affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that nominees not be considered if such notice has not been given.”

The Board of Directors will consider director candidates recommended by our shareholders in a similar manner as those recommended by members of management or other directors, provided the shareholder submitting such nomination has complied with the procedures set forth in the foregoing provision. To date, we have not received any recommended nominees from any non-management shareholders or group of shareholders that beneficially owns five percent of our voting stock.

Consideration of Other Shareholder Proposals

Pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals to be included in our Proxy Statement and form of Proxy for the 2009 Annual Meeting of Shareholders, must be received by us at our principal executive offices in Los Angeles, California, addressed to our Corporate Secretary, not later than January 9, 2009. With respect to any shareholder proposals for director nominations submitted pursuant to our Bylaws, they must be provided in compliance with the provisions of our Bylaws which are set forth above. These proposals must comply with applicable California law, the rules and regulations promulgated by the SEC and the procedures set forth in our Bylaws.

NO INCORPORATION BY REFERENCE OF
CERTAIN PORTIONS OF THIS PROXY STATEMENT

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act or the Exchange Act, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Audit Committee Report nor the Human Resources Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

APPROVAL OF THE BOARD OF DIRECTORS

The contents of the proxy statement have been approved and our Board of Directors has authorized the mailing thereof to our shareholders.

By Order of the Board of Directors,

/s/ Joanne Kim

Joanne Kim
President and Chief Executive Officer
Wilshire Bancorp, Inc.
Los Angeles, California
May 09, 2008

Wilshire Bancorp, Inc.

Annual Meeting Proxy Card

A. Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2 and AGAINST Proposal 3.
1.
To elect as Class I Directors of Wilshire Bancorp, Inc. the following persons to hold office for three-year terms expiring at the 2011 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

01 – Steven Koh         02 – Gapsu Kim         03 – Lawrence Jeon         04 – Fred Mautner
☐	Mark here to vote FOR all nominees
☐	Mark here to WITHHOLD vote from all nominees
		01	02	03	04
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐
		For	Against	Abstain			For	Against	Abstain
2.	Proposal to approve and adopt of the Wilshire Bancorp, Inc., 2008 Stock Incentive Plan.	☐	☐	☐	3.	To approve a shareholder proposal regarding the classification of our board of directors that may be presented at the annual meeting.	☐	☐	☐

B. Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) – Please print date below.	Signature 1- Please keep signature within box.	Signature 2 – Please keep signature within the box.
/ /

PROXY - WILSHIRE BANCORP, INC.

ANNUAL MEETING
JUNE 11, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joanne Kim and Alex Ko, and each or either of them, as proxyholders of the undersigned, with the full power to appoint their substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all of the shares of the common stock of Wilshire Bancorp, Inc. held of record by the undersigned, which the undersigned may be entitled to vote, at the close of business on April 14, 2008, at the Annual Meeting of Shareholders of Wilshire Bancorp, Inc. to be held on June 11, 2008, and any continuation(s), postponement(s) or adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS I DIRECTOR NOMINEES UNDER PROPOSAL 1, FOR THE APPROVAL OF THE 2008 STOCK INCENTIVE PLAN UNDER PROPOSAL 2, AGAINST THE SHAREHOLDER PROPOSAL REGARDING CLASSIFICATION OF OUR BOARD OF DIRECTORS UNDER PROPOSAL 3, AND AT THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR THE APPROVAL OF THE 2008 STOCK INCENTIVE PLAN UNDER PROPOSAL 2, AND AGAINST THE SHAREHOLDER PROPOSAL REGARDING CLASSIFICATION OF OUR BOARD OF DIRECTORS UNDER PROPOSAL 3. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK, AS STATED ON THE REVERSE SIDE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED, PRE-PAID ENVELOPE.

Wilshire Bancorp, Inc.

Annual Meeting Proxy Card

A. Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2 and AGAINST Proposal 3.
1.
To elect as Class I Directors of Wilshire Bancorp, Inc. the following persons to hold office for three-year terms expiring at the 2011 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

01 – Steven Koh         02 – Gapsu Kim         03 – Lawrence Jeon         04 – Fred Mautner
☐	Mark here to vote FOR all nominees
☐	Mark here to WITHHOLD vote from all nominees
		01	02	03	04
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐
		For	Against	Abstain			For	Against	Abstain
2.	Proposal to approve and adopt of the Wilshire Bancorp, Inc., 2008 Stock Incentive Plan.	☐	☐	☐	3.	To approve a shareholder proposal regarding the classification of our board of directors that may be presented at the annual meeting.	☐	☐	☐

B. Non-Voting Items
Change of Address – Please print new address below.

C. Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) – Please print date below.	Signature 1-Please keep signature within box.	Signature 2 – Please keep signature within the box.
/ /

PROXY - WILSHIRE BANCORP, INC.

ANNUAL MEETING
JUNE 11, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joanne Kim and Alex Ko, and each or either of them, as proxyholders of the undersigned, with the full power to appoint their substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all of the shares of the common stock of Wilshire Bancorp, Inc. held of record by the undersigned, which the undersigned may be entitled to vote, at the close of business on April 14, 2008, at the Annual Meeting of Shareholders of Wilshire Bancorp, Inc. to be held on June 11, 2008, and any continuation(s), postponement(s) or adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS I DIRECTOR NOMINEES UNDER PROPOSAL 1, FOR THE APPROVAL OF THE 2008 STOCK INCENTIVE PLAN UNDER PROPOSAL 2, AGAINST THE SHAREHOLDER PROPOSAL REGARDING CLASSIFICATION OF OUR BOARD OF DIRECTORS UNDER PROPOSAL 3, AND AT THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR THE APPROVAL OF THE 2008 STOCK INCENTIVE PLAN UNDER PROPOSAL 2, AND AGAINST THE SHAREHOLDER PROPOSAL REGARDING CLASSIFICATION OF OUR BOARD OF DIRECTORS UNDER PROPOSAL 3. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK, AS STATED ON THE REVERSE SIDE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED, PRE-PAID ENVELOPE.

APPENDIX A

FORM OF
WILSHIRE BANCORP, INC.

2008 Stock Incentive Plan

2

8.3	Vesting Conditions	8
8.4	Voting and Dividend Rights	9

ARTICLE 9.	PROTECTION AGAINST DILUTION	9
9.1	Adjustments	9
9.2	Dissolution or Liquidation	9
9.3	Reorganizations	9

ARTICLE 10.	AWARDS UNDER OTHER PLANS	10

ARTICLE 11.	LIMITATION ON RIGHTS	10
11.1	Retention Rights	10
11.2	Stockholders’ Rights	10
11.3	Regulatory Requirements	10

ARTICLE 12.	WITHHOLDING TAXES	10
12.1	General	10
12.2	Share Withholding	10

ARTICLE 13.	LIMITATION ON PAYMENTS	11
13.1	Scope of Limitation	11
13.2	Basic Rule	11
13.3	Reduction of Payments	11
13.4	Overpayments and Underpayments	11
13.5	Related Corporations	12

ARTICLE 14.	FUTURE OF THE PLAN	12
14.1	Term of the Plan	12
14.2	Amendment or Termination	12

ARTICLE 15.	DEFINITIONS	12

ARTICLE 16.	EXECUTION	15

3

WILSHIRE BANCORP, INC.

2008 Stock Incentive Plan

ARTICLE 1.  INTRODUCTION

The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares or Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options).

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except their choice-of-law provisions).

ARTICLE 2. ADMINISTRATION

2.1 Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

2.2 Committee Responsibilities. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee shall also administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. The Committee’s determinations under the Plan shall be final and binding on all persons subject to ratification by the full Board of Directors. All considerations and decisions and ratifications must be made by independent directors only.

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ARTICLE  3. SHARES AVAILABLE FOR GRANTS

3.1 Basic Limitation. Subject to adjustment, as provided in Section 3.2, the total number of Common Shares initially available for grant under the Plan shall be 2,933,200 . Common Shares granted under the Plan may be authorized but unissued Common Shares or reacquired Common Shares bought on the market or otherwise.

3.2 Adjustments in Awards and Authorized Shares. The number of Common Shares covered by each outstanding Award, and the per Share exercise price of each such Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other increase or decrease in the number of such Shares of common stock effected without receipt of consideration by the Company.

3.3 Additional Shares. If Options are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for the grant of Options or Restricted Shares under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for the grant of NSOs and Restricted Shares under the Plan. The aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

ARTICLE 4. ELIGIBILITY

4.1 Nonstatutory Stock Options and Restricted Shares. Only Employees, Outside Directors and Consultants shall be eligible for the grant of NSOs and Restricted Shares.

4.2 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

ARTICLE 5. OPTIONS

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 9. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 400,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her Service first commences shall not cover more than 300,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 9.

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5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall be 5 (five) from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. However, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent. In addition, acceleration of exercisability may be required under Section 9.3.

5.6 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

5.7 Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 6. PAYMENT FOR OPTION SHARES

6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

(a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

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(b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2 Surrender of Stock. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

6.3 Exercise/Sale. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4 Exercise/Pledge. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

6.5 Promissory Note. To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by employees and directors (not consultants) by delivering (on a form prescribed by the Company) a full-recourse promissory note.

6.6 Other Forms of Payment. To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7. OPTION GRANTS TO OUTSIDE DIRECTORS

7.1 Initial Grants for Outside Directors. Each Outside Director who first becomes a member of the Board after the date of approval of this 2008 Stock Incentive Plan shall be eligible to receive an initial one-time grant of an NSO as determined by the a committee of the Board comprised entirely of Outside Directors (“Director Stock Option Committee”). Such NSO shall be granted on the date when such Outside Director first joins the Board and shall become exercisable as determined by the Director Stock Option Committee in its sole and absolute discretion as set forth in the Stock Option Grant Agreement. An Outside Director who previously was an Employee shall not receive a grant under this Section 7.1.

7.2 Annual Grants. Upon the conclusion of each regular annual meeting of the Company’s stockholders held in the year 2008 or thereafter, each Outside Director who will continue serving as a member of the Board thereafter shall receive an NSO covering a number of Common Shares as determined by the Director Stock Option Committee in its sole and absolute discretion, except that such NSO shall not be granted in the calendar year in which the same Outside Director received the NSO described in Section 7.1. NSOs granted under this Section 7.2 shall become exercisable in full on the first anniversary of the date of grant. An Outside Director who previously was an Employee shall be eligible to receive grants under this Section 7.2.

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7.3 Accelerated Exercisability. All NSOs granted to an Outside Director under this Article 7 shall also become exercisable in full in the event that:

(a) Such Outside Director’s Service terminates because of death, total and permanent disability or retirement at or after age 65; or

(b) The Company is subject to a Change in Control before such Outside Director’s Service terminates.

Acceleration of exercisability may also be required by Section 9.3.

7.4 Exercise Price. The Exercise Price under all NSOs granted to an Outside Director under this Article 7 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Sections 6.1, 6.2 and 6.3.

7.5 Term. All NSOs granted to an Outside Director under this Article 7 shall terminate on the earliest of (a) the 10th anniversary of the date of grant, (b) the date three months after the termination of such Outside Director’s Service for any reason other than death or total and permanent disability or (c) the date three months after the termination of such Outside Director’s Service because of death or total and permanent disability.

7.6 Affiliates of Outside Directors. The Committee may provide that the NSOs that otherwise would be granted to an Outside Director under this Article 7 shall instead be granted to an affiliate of such Outside Director. Such affiliate shall then be deemed to be an Outside Director for purposes of the Plan, provided that the Service-related vesting and termination provisions pertaining to the NSOs shall be applied with regard to the Service of the Outside Director.

ARTICLE 8. RESTRICTED SHARES

8.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2 Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash, cash equivalents or past services rendered to the Company (or a Parent or Subsidiary) or, for the amount in excess of the par value of such newly issued Restricted Shares, full-recourse promissory notes, as the Committee may determine.

8.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

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8.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 9. PROTECTION AGAINST DILUTION

9.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

(a) The number of Options and Restricted Shares available for future Awards under Article 3;

(b) The limitations set forth in Section 5.2;

(c) The number of Common Shares covered by each outstanding Option; or

(d) The Exercise Price under each outstanding Option.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

9.2 Dissolution or Liquidation. To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options and Restricted Shares shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards or (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

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ARTICLE 10. AWARDS UNDER OTHER PLANS

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Restricted Shares and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11. LIMITATION ON RIGHTS

11.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2 Shareholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, in the case of an Option, the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 12. WITHHOLDING TAXES

12.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

12.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

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ARTICLE 13. LIMITATION ON PAYMENTS.

13.1 Scope of Limitation. This Article 13 shall apply to an Award only if:

(a) The independent auditors most recently selected by the Board (the “Auditors”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this Article 13 than it was before the application of this Article 13; or

(b) The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 13 (regardless of the after-tax value of such Award to the Participant).

If this Article 13 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

13.2 Basic Rule. In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 13, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

13.3 Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 13, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 13 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

13.4 Overpayments and Underpayments. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an “Overpayment”) or that additional Payments which will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

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13.5 Related Corporations. For purposes of this Article 13, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 14. FUTURE OF THE PLAN

14.1 Term of the Plan. The Plan, as set forth herein, shall become effective upon approval of the Board of Directors and the Shareholders. The Plan shall remain in effect until it is terminated under Section 14.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Article 3 that was approved by the Company’s stockholders.

14.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 15. DEFINITIONS

15.1 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

15.2 “Award” means any award of an Option or a Restricted Share under the Plan.

15.3 “Board” means the Company’s Board of Directors, as constituted from time to time.

15.4 “Cause” shall mean (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (b) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof, (c) gross negligence, (d) willful misconduct or (e) a failure to perform assigned duties that continues after the Participant has received written notice of such failure from the Board. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or the Parent, Subsidiary or Affiliate employing the Participant) may consider as grounds for the discharge of the Participant without Cause.

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15.5 “Change in Control” means:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

15.6 “Code” means the Internal Revenue Code of 1986, as amended.

15.7 “Committee” means a committee of the Board, as described in Article 2.

15.8 “Common Share” means one share of the common stock of the Company.

15.9 “Company” means Wilshire Bancorp., Inc., a California corporation.

15.10 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

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15.11 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

15.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

15.13 “Exercise Price” means the amount for which one Common Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.

15.14 “Fair Market Value” means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

15.15 “Involuntary Termination” means the termination of the Participant’s Service by reason of:

(a) The involuntary discharge of the Participant by the Company (or the Parent, Subsidiary or Affiliate employing him or her) for reasons other than Cause; or

(b) The voluntary resignation of the Participant following (i) a material adverse change in his or her title, stature, authority or responsibilities with the Company (or the Parent, Subsidiary or Affiliate employing him or her), (ii) a material reduction in his or her base salary or (iii) receipt of notice that his or her principal workplace will be relocated by more than 30 miles.

15.16 “ISO” means an incentive stock option described in section 422(b) of the Code.

15.17 “NSO” means a stock option not described in sections 422 or 423 of the Code.

15.18 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

15.19 “Optionee” means an individual or estate who holds an Option.

15.20 “Outside Director” means a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

15.21 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

15.22 “Participant” means an individual or estate that holds an Award.

15.23 “Plan” means Wilshire Bancorp, Inc. 2008 Stock Incentive Plan, as amended from time to time.

15.24 “Restricted Share” means a Common Share awarded under the Plan.

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15.25 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

15.26 “Service” means service as an Employee, Outside Director or Consultant.

15.27 Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

15.28 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 16. EXECUTION

To record the adoption of the Plan by the Board and the stockholders of the Company, effective as of June 11, 2008, the Company has caused its duly authorized officer to execute this document in the name of the Company.

WILSHIRE BANCORP, INC.

By:

Title:

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